Exhibit 4.3
AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT
This AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, (this “Amendment No. 1”), dated as of November 12, 2013 (the “Amendment Effective Date”), is by and among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware (“Borrower”), JPMORGAN CHASE BANK, N.A., as agent for the Banks defined below (in such capacity, together with its successors in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A., in its individual capacity and not as Administrative Agent, and the other lenders signatory hereto (said lenders signatory hereto, each a “Lender” and collectively, the “Lenders”). Reference is made to that certain Revolving Credit Agreement, dated as of February 28, 2013, by and among the Borrower, the Lenders referenced therein and the Administrative Agent (such agreement, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO CREDIT Agreement. The Credit Agreement is hereby amended as follows:

(a)    The definition of “Capitalization Rate” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:
““Capitalization Rate” means (1) for the Eligible Unencumbered Assets on the Amendment Effective Date, the capitalization rate set forth on Schedule UA attached hereto opposite such Eligible Unencumbered Asset, which shall remain in effect for the term of this Agreement and (2) for any Property that becomes an Eligible Unencumbered Asset after the Amendment Effective Date, (A) 6.0% for any Property for which the average sales per square foot is equal to or greater than $800 per square foot in accordance with the methodology used by the Borrower to publicly report average sales per square foot for its Properties, (B) 6.5% for any Property for which the average sales per square foot is equal to or greater than $500 per square foot but less than $799 per square foot in accordance with the methodology used by the Borrower to publicly report average sales per square foot for its Properties, and (C) 7.5% for any other Property.”
(b)    The definition of “Capitalization Value” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

““Capitalization Value” means, at any time, the sum of (1) Combined EBITDA (excluding Properties described in clauses (3) and (4) below) for the twelve (12)-month period ending with the most recently ended calendar quarter, capitalized at an annual rate equal to 6.25%, (2) the Borrower’s beneficial share of unrestricted Cash and Cash Equivalents (i.e., Cash and Cash Equivalents that are not pledged or the use of which is not restricted by the terms of any document or agreement; for the avoidance of doubt, cash collateral pledged to support LC

Exposure pursuant to Section 2.06(j) shall not be considered unrestricted) of the Borrower and its Consolidated Businesses and UJVs, (3) without duplication, the Borrower’s beneficial share of the cost basis of all Development Properties of the Borrower and its Consolidated Businesses and UJVs and (4) without duplication, the Borrower’s beneficial share of the book value (after impairments) of all Acquisition Properties of the Borrower, and its Consolidated Businesses and UJVs. For the purposes of this definition, in no event shall (x) Development Properties contribute in excess of 20% to Capitalization Value or (y) leasing commissions payable by third parties and/or management and development fees contribute in excess of 3% to Capitalization Value. For avoidance of doubt, and as an illustrative example, if the Borrower owns a 50% interest in a UJV and thereafter acquires the other 50% interest in such UJV from its partner, then, the Borrower’s 50% interest in the UJV that it acquired from its Partner will be considered an Acquisition Property for purposes of determining Capitalization Value.”

(c)    The definition of “Development Property” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

““Development Property” means a Property currently under development on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed (or have recently been completed, subject to the provisions below). Any such Property shall be treated as a Development Property until the date that is twelve (12) months after the date of completion of construction, unless the Borrower has owned or operated the Property for at least three (3) months and has made a one-time election (by written notice to the Administrative Agent) to no longer treat such Property as a Development Property, in which case the contribution of said Property to Capitalization Value shall be determined by such Property’s contribution to Combined EBITDA, annualized based on Borrower’s or such Subsidiary’s or UJV’s period of ownership or operation, divided by 6.25%, instead of clause (3) of the definition of Capitalization Value.”

(d)    Clause (vi) of the definition of “Eligible Unencumbered Assets” set forth in Section 1.1 of Credit Agreement is restated in its entirety to read as follows:

“(vi)    such Property (and the Equity Interests in the Qualified Subsidiary that owns such Property) is not encumbered by any Liens (other than Permitted Encumbrances, Permitted Equipment Liens, Refinancing Mortgages, and customary tenant allowances, but excluding any other Liens that secure Indebtedness), and the Qualified Subsidiary that owns such Property does not have any secured or unsecured Indebtedness (other than (x) current trade payables and Indebtedness secured by Permitted Encumbrances, Permitted Equipment Liens and Refinancing Mortgages, (y) the Guarantees of the Indebtedness under this Agreement and under the Term Loan Agreement dated as of November 8, 2013 among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as such agreements may be amended, restated, refinanced, replaced or otherwise modified from time to time, including any agreement that refinances or replaces such Indebtedness (regardless of the amount of such refinancing or replacement), and (z) a Guarantee of Indebtedness of the Borrower under any other unsecured term loan facility entered into by the Borrower after the date hereof in connection with the refinancing of the existing Indebtedness on The Mall at Short Hills (New Jersey) (regardless of the amount of such refinancing) so long as such property is added as an Eligible Unencumbered Asset under this Agreement);”.

(e)    Schedule UA to the Credit Agreement is deleted in its entirety and Schedule UA to this Amendment No. 1 is substituted in place thereof.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Lenders and the Administrative Agent to enter into this Amendment No. 1, the Borrower represents and warrants to each Lender and the Administrative Agent that the following statements are true, correct and complete:
(i)    The execution, delivery and performance by the Borrower of this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Credit Agreement”, and together with this Amendment No. 1, collectively, the “Amendment Documents”) are within its partnership powers and authority and have been duly authorized by all requisite organizational action;
(ii)    The execution and delivery of, and the performance of the obligations required to be performed by Borrower under, this Amendment No. 1 and the other Amendment Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other Person, except such as have been obtained or made or will be made by the legally required time and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, except for any violation of any applicable law or regulation that is not reasonably likely to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for any violation or default that is not reasonably likely to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except for any Refinancing Mortgages;
(iii)    Each of this Amendment No. 1 and the other Amendment Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iv)    This Amendment No. 1 has been duly executed and delivered by the Borrower;
(v)    The representations and warranties of the Borrower contained in Article III of the Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date (except in those cases where such representation or warranty expressly relates to an earlier date, in which case such representations and warranties were true and correct as of such date); and
(vi)    No Default or Event of Default has occurred and is continuing.
SECTION 3. REAFFIRMATION OF GUARANTY

Each Guarantor has read this Amendment No. 1 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 1, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each of Borrower and the Guarantors hereby acknowledges and agrees that the Guarantied Obligations under, and as defined in, the Guaranty, dated as of February 28, 2013, by the Guarantors in favor of the Administrative Agent and the Lenders (the “Guaranty”) will include all Obligations under, and as defined in, the Credit Agreement (as amended hereby).
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 1, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 1 and (ii) nothing in the Credit Agreement, this Amendment No. 1 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
SECTION 4. CONDITIONS TO EFFECTIVENESS

This Amendment No. 1 shall become effective on Amendment Effective Date, the following conditions precedent having been satisfied:
A. The Borrower, the Guarantors, the Administrative Agent, and the Required Lenders under the Credit Agreement shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B. The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.03 of the Credit Agreement), incurred in connection with this Amendment No. 1.

C. The Administrative Agent shall have received a secretary’s certificate of the Borrower (i) either confirming that there have been no changes to its organizational documents since February 28, 2013, or if there have been changes to the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby.

D. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (i) the General Counsel of Borrower covering entity-related matters relating to La Cienega Partners Limited Partnership (“La Cienega”), and (ii) Honigman, Miller, Schwartz & Cohn LLP, counsel for the Borrower, as to New York law and covering enforceability of the Guaranty from La Cienega, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)    On and after the Amendment Effective Date,each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement. This Amendment No. 1 shall be deemed to be a “Loan Document” under the Credit Agreement.
(ii)    Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)    The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.
B. Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D. Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

[Signature Pages to Follow]

A/75746222.5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
By: _/s/ Simon Leopold____
Name: Simon Leopold
Title: Authorized Signatory

DOLPHIN MALL ASSOCIATES LLC, as a Guarantor

By: _/s/ Simon Leopold____
Name: Simon Leopold
Title: Authorized Signatory

FAIRLANE TOWN CENTER LLC, as a Guarantor

By: _/s/ Simon Leopold____
Name: Simon Leopold
Title: Authorized Signatory

TWELVE OAKS MALL, LLC, as a Guarantor

By: _/s/ Simon Leopold____
Name: Simon Leopold
Title: Authorized Signatory

WILLOW BEND SHOPPING CENTER LIMITED PARTNERSHIP, as a Guarantor

By: _/s/ Simon Leopold____
Name: Simon Leopold
Title: Authorized Signatory

LA CIENEGA PARTNERS LIMITED PARTNERSHIP, as a Guarantor

By: _/s/ Simon Leopold____
Name: Simon Leopold
Title: Authorized Signatory

A/75746222.5

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender

By: _/s/ David C. Weislogel____
Name: David C. Weislogel
Title: Authorized Officer

PNC BANK, NATIONAL ASSOCIATION

By: /s/ David C. Drouilard
Name: David C. Drouilard
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Curt Steiner
Name: Curt Steiner
Title: Sr. Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _/s/ Scott S. Solis____
Name: Scott S. Solis
Title: Senior Vice President

COMERICA BANK

By: _/s/ Casey L. Stevenson__
Name: Casey L. Stevenson
Title: Vice President

UNION BANK, N.A.

By: _/s/ Andrew Romanosky_
Name: Andrew Romanosky
Title: Vice President

RBS CITIZENS, N.A.

By: _/s/ Samuel A. Bluso
Name: Samuel A. Bluso
Title: Senior Vice President

SUNTRUST BANK

By: /s/ Daniel T. Reddy
Name: Daniel T. Reddy
Title: SVP

GOLDMAN SACHS BANK USA

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By: /s/ Nick Zangari
Name: Nick Zangari
Title: Authorized Signatory

CAPITAL ONE, N.A.

By: /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Senior Vice President

HUNTINGTON NATIONAL BANK

By: /s/ Kristine L. Violiotti
Name: Kristine L. Violiotti
Title: Vice President

BRANCH BANKING AND TRUST COMPANY

By: /s/ Mark Edwards
Name: Mark Edwards
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ Ryuichi Nishizawa
Name: Ryuichi Nishizawa
Title: Managing Director

MIDFIRST BANK

By: /s/ Todd G. Wright
Name: Todd G. Wright
Title: First Vice President

THE NORTHERN TRUST COMPANY

By: /s/ Phillip N. McCaulay
Name: Phillip N. McCaulay
Title: Vice President

Schedule UA

Eligible Unencumbered Assets; Capitalization Rates

Property                                        Capitalization Rate

Dolphin Mall, Miami, Florida                                    6.0%
Beverly Center, Los Angeles, California                            6.0%
Twelve Oaks Mall, Novi, Michigan                                6.5%
Fairlane Town Center, Dearborn, Michigan                            7.5%
The Shops at Willow Bend, Plano, Texas                            7.5%